Exhibit 10.4

                         CONSULTING SERVICES AGREEMENT

         This Consulting Services Agreement (the "Agreement") is entered into on this 10th day of June 2002 by and between Liquid Solutions Corp. (the "Consultant") and SLS International, Inc. (the "Client"), ("SITI") with reference to the following:

                                    RECITALS

         A. The Client desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant's experience, skills, abilities, knowledge, and background to facilitate ling range strategic planning, and to advise the Client in business and/or financial matters and is therefore willing to engage the Consultant upon the terms and conditions set forth herein.

         B. The Consultant agrees to be engaged and retained by the Client and upon the Terms and conditions set forth herein,

         NOW THEREFORE, in consideration of the foregoing, of the mutual promises Hereinafter set forth and for other good and valuable consideration, the receipt and Sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Engagement. Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a consultant to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:

                  A. Mergers and acquisitions advisory, reorganizations, reverse mergers, Divestitures, and capital sources, due diligence studies; and

                  B. Capital structures, banking methods and systems, financial transactions; and

                  C. Periodic reporting as to developments concerning the general financial Markets and public securities markets and industry which may be of interest or concern to the Client or the Client's business; and

                  D. Broker/Dealer and institutional investor relations for Client.

                  E. Assisting in the preparation of a marketing program for the company, which Will include review, and analysis of the company's goals and recommendations with respect to achieving those goals.

         It shall be expressly understood that Consultant shall not provide any advise or services to Client with respect to any proposed offering of securities by Client or any affiliate. Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner.

         2. TERM. The term ("Term") of this Agreement shall commence on the date Hereof and continue for Ninety (90) days. The Agreement may be extended upon agreement by both parties upon terms and conditions agreed to by the parties, unless or until the Agreement is terminated. Either party may cancel this Agreement upon five days written notice in the event either party violates any material provision of this Agreement and fails to cure such violation within five (5) days of written notification of such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation.

         3. Compensation and Fees. As consideration for Consultant entering into this Agreement, Client shall pay Consultant the following:

                  A. SLS International, Inc. agrees to pay and is obligated to deliver Liquid Solutions Corp. and/or its designees, 500,000 shares (the "Shares") of rule 144 Trading Common Stock with registration rights of SLS International, Inc., (OTC BB: "SITI"). This is due and payable on the date hereof.

                  The Shares, when issued to Consultant, will be duly authorized, validly Issued and outstanding, fully paid and non-assessable, not subject to any Liens or encumbrances and shall be issued to consultant in accordance With a mutually acceptable plan of issuance as to relieve securities or Consultant from restrictions upon transferability of shares in compliance With applicable registration provisions or exemptions.

                  The number of shares provided by the client to the Consultant under the Terms and conditions of this consulting agreement shall be adjusted Proportionally in the event of share splits or share reverses of the client During the term of this agreement.

         4. Exclusively: Performance: Confidentiality. The services hereunder shall not be Exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. Consultant shall be required to expend only such time as is necessary to services to Client in a commercially reasonable manner. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.

         5. Independent Contractor. In its performance hereunder, Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to his own means and methods of work, which shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide serviced to Client at any specific time, or in any specific Place or manner.

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

         6. Third Parties. The Company acknowledges that, in connection with its entities hereunder, Consultants may introduce the Company to third parties who may transact business with the Company and/or assist consultant in providing consulting services to the Company hereunder.

         7. Where Services Shall Be Performed. All services shall be performed at the main offices of the consultant or other such designated location(s) as consultant and client agree are functional to the performance of the work.

         8. Representations and indemnifications. The client represents that any and all facts, materials, information and data supplied to the consultant in connection with services rendered hereunder shall be accurate as of the date provided to consultant. The client further acknowledges that consultant will rely on the accuracy of client provided facts, materials, information and data when performing its investor relations function.

                  The execution and performance of this Consulting Agreement by the client and consultant has been duly authorized by each of them in accordance with applicable law.

                  The parties represent to each other that the performance by the Client and Consultant of this consulting agreement will not violate any applicable court decree or order, law or regulation to which either party may be subject.

         9. Duties of client. The client shall supply consultant on a regular and timely basis with all approved data and information about the company, its management, products and operations. Client shall also be responsible for advising consultant of any facts that would affect the accuracy of any data or information previously supplied to consultant.

                  The client shall promptly supply consultant with full and complete copies of all filings made by the client with all Federal and State securities agencies: all shareholder reports and communications, whether or not preferred with the consultant: all data and information supplied to any analyst, broker-dealer, market maker or other member of the financial community: and all product / service brochures, sales material, etc, published or utilized by the client.

                  The client will not use consultant's reports in connection with any private or public offerings of securities by the client without the prior written consent of the consultant. Such consent not to be unreasonably withheld.

                  As consultant relies on information provided by the client for a substantial portion of its presentations and reports, client warrants that the information provided to consultant in connection with services rendered under this consulting agreement is not intended to be false or misleading. Client further agrees to hold harmless and indemnify consultant for any claims arising out of or in connection with consultant's reliance upon clients supplied information. This indemnification shall include but does consultant incur not limited to reasonable attorney's fees. Client to have right to defend consultants in any suit upon which indemnification may become due.

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

         10. Sever ability. If any provision of this agreement is judged to be contrary to law, Invalid or unenforceable for any reason, the remaining provisions shall remain valid and enforceable.

         11. Miscellaneous. No waiver of any of the provisions of this Agreement shall be Deemed supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supercedes or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No any prior agreements and negotiations. IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

           "Client"                             "Consultant"

           SLS International, Inc.               Liquid Solutions Corp.

           /s/ John Gott, President              /s/Ryan Jeffreys
           -------------------------             -----------------------
           06/14/02

                           STOCK DELIVERY INSTRUCTIONS
                           ---------------------------

         250,000 restricted shares issued to the name of Ryan Jeffreys

         250,000 restricted shares issued to the name of Vincent Barone.



#62 South Pond Lane
Smithtown, NY 11787
Fax 631-265-9633

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